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                                                                EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                   UroCath Corporation, a Florida corporation

                  BMT Acquisition Co., a Delaware corporation

                      Bivona, Inc., an Indiana corporation